Exhibit 99.1

CONSENT OF PROPTESTER, INC.
We hereby consent to the references to our company’s name in the Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2017 (the “Quarterly Report”) of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company in the Quarterly Report from 2014 Proppant Market Report, published February 2015. We also hereby consent to the filing of this letter as an exhibit to the Quarterly Report.

PROPTESTER, INC.

By:	/s/ Ian Renkes
	Name:	Ian Renkes
	Title:	VP of Operations
April 25, 2017